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                                                                       EXHIBIT D

                   INVESTOR AND REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                            CORRPRO INVESTMENTS, LLC

                                       AND

                             CORRPRO COMPANIES, INC.

                           DATED AS OF MARCH 30, 2004

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                                TABLE OF CONTENTS

1.       Definitions.............................................................................................     1

2.       Registration Rights.....................................................................................     3
         2.1.     Demand Registrations...........................................................................     3
                  (a)   Timing of Demand Registrations...........................................................     3
                  (b)   Underwritten Demand Registrations; Priority..............................................     4
                  (c)   Number of Demand Registrations...........................................................     5
                  (d)   Withdrawal of Registrable Securities.....................................................     5
         2.2.     Piggyback Registrations........................................................................     5
                  (a)   Request for Piggyback Registration.......................................................     5
                  (b)   Priority.................................................................................     5
                  (c)   Withdrawal of Registrable Securities.....................................................     5
                  (d)   Right to Terminate Piggyback Registration................................................     6
         2.3.     Hold-Back Agreements...........................................................................     6
         2.4.     Registration Procedures........................................................................     6
                  (a)   Obligations of the Company...............................................................     6
                  (b)   Holders' Obligation to Furnish Information...............................................     9
         2.5.     Registration Expenses..........................................................................     9
         2.6.     Indemnification................................................................................    10
                  (a)   Indemnification by Company...............................................................    10
                  (b)   Indemnification by Holder of Registrable Securities......................................    10
                  (c)   Indemnification Procedures...............................................................    11
                  (d)   Contribution.............................................................................    11
                  (e)   Other Indemnification....................................................................    12
         2.7.     Rule 144.......................................................................................    12
         2.8.     Other Registration Rights Agreements...........................................................    12
         2.9.     Adjustments Affecting Registrable Securities...................................................    12

3.       Information Rights......................................................................................    12

4.       Observer Rights.........................................................................................    13

5.       AMEX Listing............................................................................................    13

6.       Voting of Registrable Securities........................................................................    13

7.       Tax Return Preparation Expenses.........................................................................    13

8.       Board of Directors......................................................................................    13

9.       Miscellaneous...........................................................................................    14
         9.1.     Successors and Assigns.........................................................................    14
         9.2.     Governing Law..................................................................................    14
         9.3.     Execution......................................................................................    14
         9.4.     Headings.......................................................................................    14
         9.5.     Notices........................................................................................    14
         9.6.     Assignment and Additional Parties..............................................................    15
         9.7.     Amendment of Registration Rights...............................................................    15
         9.8.     Severability...................................................................................    15
         9.9.     Entire Agreement...............................................................................    15
         9.10.    Delays or Omissions............................................................................    16
         9.11.    Interpretation.................................................................................    16
         9.12.    Other Remedies.................................................................................    16

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                   INVESTOR AND REGISTRATION RIGHTS AGREEMENT

         THIS INVESTOR AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 30th day of March, 2004, by and between CorrPro Investments, LLC, a Delaware limited liability company ("Investor"), and Corrpro Companies, Inc., an Ohio corporation (the "Company"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in that certain Securities Purchase Agreement, dated as of December 15, 2003, by and between the Company and Investor (the "Purchase Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Company and Investor are parties to the Purchase Agreement, which provides for, among other things, the issuance and sale by the Company, and the purchase by Investor, of the Securities; and

         WHEREAS, in order to induce Investor to enter into the Purchase Agreement, the Company agreed to provide to Investor the registration rights and other rights set forth herein; and

         WHEREAS, the execution of this Agreement is a condition to the closing of the transactions contemplated by this Agreement and the other Transaction Documents;

         NOW, THEREFORE, in consideration of the premises, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, without limitation, all directors, officers, partners and members of such Person), controlled by, or under direct or indirect common control with, such Person.

         "Articles of Incorporation" shall mean the Amended and Restated Articles of Incorporation of the Company, as amended from time to time.

         "Board of Directors" shall mean the Board of Directors of the Company, including any committees thereof.

         "Code of Regulations" shall mean the Amended and Restated Code of Regulations of the Company, as amended from time to time.

         "Common Stock" shall mean the common shares, without par value, of the Company.

         "Demand Registration" shall have the meaning set forth in Section 2.2(a)(i) hereof.

         "Equity Securities" shall mean any capital stock or other equity interests of the Company, or any security convertible into, or exercisable for, any such capital stock or equity interests, or any security carrying any warrant, option or other right to subscribe to or purchase any such capital stock or equity interests.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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         "Holder" shall mean any Person who is the record holder of, or otherwise has the right to acquire, Registrable Securities, including such Person's respective successors and assigns.

         "Indemnified Holder" shall mean any Holder of Registrable Securities, whose Registrable Securities are included in a Registration pursuant to this Agreement, any partner, member, officer, director, employee, advisor or agent of any such Holder and any other Person who controls any such Holder within the meaning of the Securities Act or the Exchange Act.

         "Indemnified Party" shall have the meaning set forth in Section 2.6(c) hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 2.6(c) hereof.

         "Initiating Holder" shall have the meaning set forth in Section 2.1(a)(i) hereof.

         "Initial Preferred Shares" shall mean 13,000 shares of the Series B Preferred Stock.

         "Investor" shall have the meaning set forth in the preamble hereof.

         "Losses" shall mean each and all of the following items: claims, losses (including, without limitation, losses or earnings), liabilities (joint or several), obligations, payments, damages (actual or consequential), charges, judgments, fines, penalties, amounts paid in settlements, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses, disbursements of counsel, consultants and other experts).

         "Original Warrant" shall mean that certain Warrant, dated as of March 30, 2004, issued by the Company to Investor.

         "Person" shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Piggyback Notice" shall have the meaning set forth in Section 2.2(a) hereof.

         "Piggyback Registration" shall have the meaning set forth in Section 2.2(a) hereof.

         "Prior Registrable Securities" shall mean the "Registrable Securities," as such term is defined in each of the Prior Registration Rights Agreements.

         "Prior Registration Rights Agreements" shall mean (i) that certain Registration Rights Agreement, dated as of September 23, 2002, by and between the Company and Bank One, NA and (ii) that certain Registration Rights Agreement, dated as of September 23, 2002, by and between the Company and The Prudential Insurance Company of America.

         "Prior Rights Holders" shall mean the holders of the Prior Registrable Securities.

         "Purchase Agreement" shall have the meaning set forth in the recitals herein.

         "Prospectus" shall mean the prospectus included in any Registration Statement, as supplemented from time to time by any and all prospectus supplements thereto, as amended from time to time by any and

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all post-effective amendments thereto, and including all documents, information and/or other materials incorporated by reference therein.

         "Registrable Securities" shall mean (i) the Warrant Shares, (ii) any securities issued as (or issuable upon the conversion or exercise of any warrant, right, option or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Warrant Shares and (iii) any securities issued or issuable in respect of any Warrant Shares in connection with a merger, consolidation, recapitalization, reorganization or otherwise; provided, however, that the term "Registrable Securities" shall not include any Warrant Shares or other shares of Common Stock that are sold by a Holder to the public pursuant to a Registration Statement or Rule 144 under the Securities Act.

         "Registration" shall mean any Demand Registration or Piggyback Registration.

         "Registration Expenses" shall have the meaning set forth in Section 2.5 hereof.

         "Registration Statement" shall mean a registration statement filed by the Company with the SEC pursuant to the Securities Act and shall include, without limitation, all financial statements and schedules required by the Securities Act to be filed with such registration statement, the Prospectus included in such registration statement, any amendments (including post-effective amendments), supplements and exhibits to such registration statement, and all documents, information and/or other materials incorporated by reference into such registration statement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SEC" shall mean the Securities and Exchange Commission, or any successor agency thereto.

         "Series B Preferred Stock" shall mean the Series B Cumulative Redeemable Voting Preferred Stock, without par value, of the Company.

         "Transaction Documents" shall mean, collectively, this Agreement, the Purchase Agreement, the Securities, the Warrant Agreement, the Services Agreement, the Amended Articles, the Amended Regulations and all other agreements executed pursuant to or in connection herewith or therewith, as such documents may be amended from time to time.

         "Warrant" shall mean the Original Warrant and all warrants issued upon transfer, division or combination of, or in substitution of, the Original Warrant or any other such warrants.

         "Warrant Shares" shall mean the shares of Common Stock issued or issuable upon exercise of, or in respect of, the Warrant.

2.       Registration Rights.

         2.1.     Demand Registrations.

                  (a)      Requests for Demand Registration.

                           (i)      At any time and from time to time after the
date hereof, the Holders of at least thirty percent (30%) of the outstanding Registrable Securities (the "Initiating Holders") may make a written request for registration, whether or not such registration involves an underwritten offering, under the Securities Act of all or any part of such Holder's Registrable Securities (a "Demand Registration"), which

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request shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition thereof.

                           (ii)     Promptly after receipt by the Company of any
request for a Demand Registration from the Initiating Holders pursuant to this
Section 2.1 (and in any event within five (5) days after such receipt), the Company shall give written notice of such request to all other Holders of Registrable Securities from whom written notice has not been received and shall, subject to the provisions of this Section 2.1, include in such Demand Registration all Registrable Securities with respect to which the Company receives written requests (each request specifying the amount of Registrable Securities to be registered under the Securities Act and the intended method or methods of disposition thereof) for inclusion therein within ten (10) days after the date on which the Company delivers its notice pursuant to the preceding sentence.

                           (iii)    As promptly as is reasonably practicable,
but in no event later than sixty (60) days, after receiving any request for a Demand Registration from the Initiating Holders pursuant to this Section 2.1, the Company shall prepare and file with the SEC a Registration Statement registering all Registrable Securities requested to be included in such Demand Registration and shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable after the date on which such Registration Statement was filed with the SEC. The Company shall cause such Registration Statement to remain continuously effective, supplemented, amended and current as required by, and subject to, the provisions of Section 2.4 hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the date on which all Registrable Securities covered by such Registration Statement shall have been sold. If requested by the Initiating Holders, such Demand Registration shall provide for the resale, from time to time, of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (b)      Underwritten Demand Registrations; Priority.

                           (i)      If in connection with a Demand Registration
the Initiating Holders desire to distribute their Registrable Securities by means of an underwritten offering, they shall so advise the Company as part of the request delivered to the Company pursuant to Section 2.2(a) hereof. In such event, the right of any Holder to include its Registrable Securities in such underwritten Demand Registration shall be conditioned upon such Holder's participation in such underwritten Demand Registration and the inclusion of such Holder's Registrable Securities therein. Any Holder who proposes to offer and sell its Registrable Securities pursuant to such underwritten Demand Registration shall enter into an underwriting agreement in customary form (including all questionnaires, powers of attorney, indemnities or other documents required by such underwriting agreement) with the managing underwriter or underwriters selected for such underwritten Demand Registration pursuant to
Section 2.2(b)(ii) below.

                           (ii)     The managing underwriter or underwriters of
any underwritten public offering of Registrable Securities covered by a Demand Registration shall be selected by the Holders of a majority of the number of outstanding Registrable Securities to be included in such Demand Registration.

                           (iii)    If the managing underwriter or underwriters
for an underwritten Demand Registration shall advise the Company that, in its opinion, the inclusion of the amount of Registrable Securities to be sold for the Holders thereof would create a substantial risk that the proceeds or price per share to be derived from such Demand Registration will be reduced to a price range that is below a price range reasonably acceptable to a majority of the Holders of Registrable Securities requested to be included in such Demand Registration, then the amount of Registrable Securities to be included in such Demand Registration shall be allocated (x) first, to the Initiating Holders, (y) second, to all remaining Holders who did not initiate such Demand Registration on a pro rata basis, and (z) third, to any other Person on a pro rata basis.

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                  (c)      Number of Demand Registrations. The Company shall not
be required to effect more than a total of three (3) Demand Registrations pursuant to this Section 2.1. For purposes of this Section 2.1, a Demand Registration shall not be counted as one (1) of the three (3) Demand Registrations under this Section 2.1 (i) unless the Registration Statement covering the Registrable Securities that are the subject of such Demand Registration shall have become effective under the Securities Act and is maintained effective in accordance with the requirements set forth in Section 2.1(a) hereof, (ii) if, after such Registration Statement has become effective under the Securities Act, such Demand Registration shall be interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason so as to materially interfere with the distribution of Registrable Securities thereunder, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, or (iv) if the Holders of Registrable Securities requested to be included in such Demand Registration are not able to register at least fifty percent (50%) of the Registrable Securities requested to be included therein .

                  (d) Withdrawal of Registrable Securities. The Initiating Holders shall be entitled to withdraw a request for a Demand Registration by providing written notice thereof to the Company, and such request shall not be counted as a Demand Registration for purposes of this Section 2.1 if the Initiating Holders shall have paid all Registration Expenses incurred in connection therewith.

         2.2.     Piggyback Registrations.

                  (a) Request for Piggyback Registration. If at any time after the date hereof the Company proposes to file a Registration Statement (other than a Registration Statement on Forms S-4 or S-8 or any successor forms thereto and other than a Registration Statement filed by the Company pursuant to
Section 2.1 hereof) with the SEC to register an offering of Equity Securities or any other securities for its own account or for the account of any other Person (a "Piggyback Registration"), the Company shall each such time promptly (but in any event not less than twenty (20) days prior to the date on which the Company proposes to file such Registration Statement with the SEC) provide written notice thereof to each Holder of Registrable Securities (i) describing the terms and conditions of such Piggyback Registration, (ii) identifying the form of Registration Statement that the Company proposes to file in connection with such Piggyback Registration and (iii) offering to include in such Piggyback Registration all Registrable Securities held by each such Holder (a "Piggyback Notice"). The Company shall include in such Piggyback Registration all Registrable Securities for which the Company has received from the Holders thereof for inclusion therein written requests within thirty (30) days of the date on which such Piggyback Notice was given by the Company. Notwithstanding anything to the contrary contained herein, no Piggyback Registration shall be deemed to constitute a Demand Registration.

                  (b) Priority. If the managing underwriter or underwriters for a Piggyback Registration involving an underwritten offering in which Registrable Securities are proposed to be included pursuant to this Section 2.2 shall advise the Company that, in its opinion, the inclusion of the amount of Registrable Securities to be sold for the account of Holders would (i) create a substantial risk that the proceeds or price per share to be derived from such Piggyback Registration will be materially reduced or (ii) materially and adversely affect such Piggyback Registration in any other respect, then the number of securities to be included in such Piggyback Registration shall be allocated (1) first, to the Company, (2) second, to the Holders and, if applicable, the Prior Rights Holders on a pro rata basis, and (3) third, to any other Person on a pro rata basis.

                  (c) Withdrawal of Registrable Securities. If, as a result of the proration provisions of Section 2.2(b), any Holder shall not be entitled to include all of such Holder's Registrable Securities in a Piggyback Registration that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from such Piggyback Registration; provided, however, that such withdrawal

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election shall be irrevocable and, after making such withdrawal election, a
Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal election was made.

                  (d) Right to Terminate Piggyback Registration. If at any time prior to the date on which the Registration Statement for a Piggyback Registration is declared effective by the SEC the Company shall determine for any reason to terminate such Piggyback Registration, the Company shall provide written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligations to register any Registrable Securities in connection with such Piggyback Registration, without prejudice, however, to the rights of Holders of Registrable Securities to request that such terminated Piggyback Registration be effected as a Demand Registration; provided, however, that the Company shall pay all Registration Expenses incurred by a Holder of Registrable Securities or otherwise in connection with such terminated Piggyback Registration.

         2.3. Hold-Back Agreements. In connection with any underwritten offering made pursuant to a Demand Registration, the Company shall not, if requested in writing by the managing underwriter or underwriters for such underwritten offering, effect any public sale or distribution of Equity Securities for its own account during the period beginning on the 30th day prior to and ending on the 120th day after the effective date of any such underwritten offering.

         2.4.     Registration Procedures.

                  (a) Obligations of the Company. Whenever the Company is required by the provisions of this Agreement to cause Registrable Securities to be registered under the Securities Act, the Company shall:

                           (i)      prepare and file with the SEC as soon as
practicable an appropriate Registration Statement with respect to such Registrable Securities, use its best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable, and to keep such Registration Statement continuously effective, supplemented, amended and current for the time period required by this Agreement, to the extent permitted under the Securities Act, or until the distribution contemplated in such Registration Statement is completed; provided, however, that as soon as reasonably practicable but in no event later than three (3) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of Registrable Securities covered by such Registration Statement, their counsel and the underwriters, if any, copies of all such documents proposed to be filed with the SEC, which Holders, counsel and underwriters shall be afforded a reasonable opportunity to review such documents and comment thereon;

                           (ii)     prepare and file with the SEC such
amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Sections 2.1 or 2.2 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplements, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all Registrable Securities have been disposed of and in accordance with the intended method or methods of distribution set forth in such Registration Statement or supplement to such Prospectus;

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                           (iii)    promptly notify the selling Holders of
Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such notice in writing, (1) when the Prospectus or any supplement or post-effective amendment thereto has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (5) upon discovery by the Company that, or upon the happening of any event as a result of which, a Registration Statement or any related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (iv)     use its reasonable best efforts to obtain
the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws in any jurisdiction in the United States, at the earliest practicable moment;

                           (v)      if requested by the managing underwriter or
a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a supplement or post-effective amendment to a Registration Statement or Prospectus such information as the managing underwriter and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

                           (vi)     furnish to each selling Holder of
Registrable Securities and each managing underwriter, if any, without charge, one signed copy of the Registration Statement or Registration Statements and any post-effective amendment thereto, including all financial statements and schedules thereto, all supplements, amendments and exhibits thereto, and all documents, information and other materials incorporated by reference therein, as promptly as practicable after the filing thereof with the SEC;

                           (vii)    deliver to each selling Holder of
Registrable Securities and each managing underwriter, if any, without charge, as many copies of each Prospectus (and each preliminary Prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary Prospectus)) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary Prospectus) in accordance with applicable law and the disclosure set forth in such Prospectus);

                           (viii)   use its best efforts to register or qualify
Registrable Securities covered by a Registration Statement for offer and sale under the securities or blue sky laws of such jurisdictions as each selling Holder or underwriter may designate in writing, keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and do anything else reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

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                           (ix)     cooperate with the selling Holders of
Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

                           (x)      use its best efforts to cause the
Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                           (xi)     if the Registration Statement or Prospectus
contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, prepare a supplement or post-effective amendment to such Registration Statement or Prospectus or any document incorporated by reference therein or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Registration Statement, Prospectus or document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (xii)    use its best efforts to cause all
Registrable Securities covered by the Registration Statement to be listed on the American Stock Exchange (if the Common Stock is then listed thereon) or any other securities exchange or automated quotation system on which any securities of the Company are then listed or traded;

                           (xiii)   provide a CUSIP number for all Registrable
Securities covered by the Registration Statement not later than the effective date of the Registration Statement;

                           (xiv)    in the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter of such offering and perform all other actions as are customary in such an underwritten public offering, including participation of senior management of the Company in a "road show;"

                           (xv)     enter into such agreements (including an
underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with applicable law and the disclosure set forth in the applicable Registration Statement, and in connection therewith, whether or not the registration is an underwritten registration:

                                    (1)      make such representations and
warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

                                    (2)      obtain opinions of counsel to the
Company and updates thereof (which counsel and opinions (in form, scope and substance)) shall be reasonably satisfactory to the managing underwriter, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to underwriters in primary underwritten offerings and such other matters as may be reasonably requested by such Holders or underwriters;

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                                    (3)      obtain comfort letters and updates
thereof from the Company's independent public accountants addressed to the selling Holders of Registrable Securities registered thereunder and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings; and

                                    (4)      deliver such documents and
certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or any other agreements entered into by the Company.

                           (xvi)    following reasonable advance notice, make
available for inspection by representatives of the Holders of a majority of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the selling Holders or any such underwriter, all relevant financial and other records and pertinent corporate documents and properties of the Company any such Holder shall deem necessary, and cause the Company's officers, directors and employees to supply all relevant information, reasonably requested by any such selling Holder, underwriter, attorney or accountant in connection with the Registration as is customary for similar due diligence examinations during normal business hours at the offices where such information is normally kept; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall only be provided if such person executes a confidentiality agreement reasonably satisfactory to the Company; and

                           (xvii)   otherwise use its best efforts to comply
with all applicable rules and regulations of the SEC, and make available to the selling Holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (x) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (y) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

                  (b) Holders' Obligation to Furnish Information. With respect to any Registration effected under Sections 2.1 or 2.2 hereof, each Holder of Registrable Securities shall furnish to the Company (i) a standard selling stockholder questionnaire setting forth information regarding Holder to determine compliance with all applicable securities laws, (ii) such information regarding the intended method or methods of distribution of such Registrable Securities as the Company may from time to time reasonably request, and (iii) such other information about the Holder and its Affiliates as is required to be set forth in the Registration Statement or Prospectus.

         2.5. Registration Expenses. Except as provided in Section 2.1(d), the Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, regardless of whether or not a Registration Statement shall become effective under the Securities Act (collectively, "Registration Expenses"). The term "Registration Expenses" shall include, without limitation:

                  (a) all registration, filing and listing fees (including, without limitation, fees with respect to filings or applications required to be made with the SEC, the National Association of Securities Dealers and/or the American Stock Exchange);

                  (b) all fees and expenses of compliance with federal, state and/or other securities laws (including, without limitation, fees and disbursements of one (1) firm of counsel for the Holders (as selected by the Holders of a majority of the number of outstanding Registrable Securities to be included in such

Registration) and for the managing underwriter or underwriters in connection with state or other securities laws qualifications and/or registrations of Registrable Securities relating solely to determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters or the Holders of a majority of the Registrable Securities being sold may designate);

                  (c) all printing, messenger, telephone and delivery expenses;

                  (d) all fees, disbursements and expenses of one (1) firm of counsel for the Company, counsel for the managing underwriter or underwriters and one (1) firm of counsel for the Holders of Registrable Securities;

                  (e) all fees, disbursements and expenses of all independent public accountants of the Company (including, without limitation, the expenses of any audit and/or "comfort" letters required by, or incident to the performance of the obligations of the Company contemplated by, this Agreement);

                  (f) all fees, disbursements and expenses of the managing underwriter or underwriters (excluding discounts and commissions); and

                  (g) all fees, disbursements and expenses of any other Person retained by the Company in connection with such Registration.

                  Notwithstanding the foregoing, the term "Registration Expenses" shall not include (i) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expenses of any annual audit, and the fees and expenses of any Person retained by the Company), all of which shall be borne by the Company, and (ii) any underwriter's discounts or commissions, dealers' selling commissions or transfer taxes, all of which shall be borne by the Holders of Registrable Securities.

         2.6.     Indemnification.

                  (a) Indemnification by Company. The Company shall indemnify and hold harmless each Indemnified Holder from and against all Losses arising out of, or based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or incorporated by reference therein, under which Registrable Securities were registered under the Securities Act or incorporated by reference therein, including, without limitation, any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except to the extent that the untrue statement or omission resulted from information that a Holder furnished to the Company in writing expressly for use therein, and (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities laws in connection with the offering covered by such Registration Statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by such Indemnified Holder, and shall survive any transfer of Registrable Securities by such Indemnified Holder. Such indemnity shall not be exclusive and shall be in addition to any liability which the Company may otherwise have.

                  (b) Indemnification by Holder of Registrable Securities. Each Holder of Registrable Securities shall indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act for all Losses arising out of, or based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or incorporated by reference therein, under which Registrable Securities were registered under the Securities Act or incorporated by reference therein, including, without limitation, any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, but only to the extent that such untrue statement or omission resulted from information that a Holder furnished to the Company in writing expressly for use therein. Notwithstanding the foregoing, no Holder shall have any liability from an amount that exceeds the net proceeds to be received by such Holder upon the sale of Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect, regardless of any investigation made by the Company, and shall survive any transfer of Registrable Securities by such Indemnified Holder.

                  (c) Indemnification Procedures. Promptly after receipt by a party seeking indemnification (the "Indemnified Party") under this Section 2.6 of notice of the commencement of any action or proceeding (including any governmental investigation or inquiry), such Indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying party pursuant to this
Section 2.6 (the "Indemnifying Party"), deliver a written notice of the commencement thereof, and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Indemnifying Party and the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from, or additional to, those available to the Indemnifying Party. If the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party as permitted by the provisions of the preceding sentence, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one counsel at any time for the Indemnified Party in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the claimant's or plaintiff's release of the Indemnified Party from all liability concerning the action or proceeding or which includes any non-monetary settlement.

                  (d) Contribution. If the indemnification provided for in this Section 2.6 is unavailable to an Indemnified Party under Sections 2.6(a) or 2.6(b) above (other than by reason of exceptions provided therein) in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.6(c), any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or proceeding. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred in the immediately preceding paragraph. Notwithstanding anything contained herein to the contrary, no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses, if any) received by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification. Indemnification similar to that specified in this Section 2.6 shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration under any federal or state law or regulation of any governmental authority, other than the Securities Act.

         2.7. Rule 144. In order to make available to each Holder the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit such Holder to sell Registrable Securities to the public without registration or pursuant to Form S-3, the Company shall, from and after the date hereof, (a) timely file such information, documents and reports required of the Company under the Securities Act and the Exchange Act and (b) furnish to each Holder upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be registered under Form S-3 (or any successor form thereto), (ii) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (iii) such other reports, documents and/or information as such Holder may request in order to avail itself of any exemption under the Securities Act for the sale of Registrable Securities without registration thereunder.

         2.8. Other Registration Rights Agreements. Except for any underwriting agreement between the Company and one or more managing underwriter or underwriters, the Company shall not on or after the date hereof enter into any agreement that conflicts with the terms and provisions hereof with any Person providing for the registration under the Securities Act of any Equity Securities held by such Person.

         2.9. Adjustments Affecting Registrable Securities. The Company shall not effect or permit to occur any combination or subdivision of its securities that would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any Registration of its securities or the marketability of such Registrable Securities under any such Registration.

3. Information Rights. Unless such financial statements or reports have been filed with the SEC, whether or not required by the rules and regulations of the SEC, the Securities Act or the Exchange Act, the Company shall furnish to each Holder of Registrable Securities who is the beneficial owner of five percent (5%) or more of the then outstanding Common Stock (i) all quarterly and annual financial information that would be required to be contained in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q if the Company were required to file such reports, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request of Investor. In addition, the Company shall furnish to each Holder of Registrable Securities (i) the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) such financial and other information concerning the Company and its subsidiaries as Investor may from time to time request.

4. Observer Rights. For so long as the number of Warrant Shares is equal to or in excess of ten percent (10%) of the then outstanding Common Stock, the Holders of a majority of the Warrant Shares shall be entitled to designate from time to time one (1) non-voting observer (the "Representative") to be present at and attend all meetings and other functions of the Board of Directors. The Company shall provide the Representative with notice of all such meeting and functions, including the time and place of such meetings and functions, and copies of all notices, minutes, consents and other documents, materials or information, financial or otherwise, which the Company provides to its Board of Directors in connection therewith; provided, however, that (i) the Representative shall agree to hold in trust and confidence all such information so provided to him or her, and (ii) the Company shall be entitled to exclude such Representative from access to any information provided to, or meetings or other functions of, the Board of Directors if the Company determines in good faith that such exclusion is reasonably necessary to preserve attorney-client privileged matters. The Company shall reimburse the Representative for his or her out-of-pocket expenses incurred in attending meetings or other functions of the Board of Directors to the extent provided in, and in accordance with, the Company's reimbursement policy in effect from time to time with respect to members of the Board of Directors who are not officers or employees of the Company or any of its subsidiaries.

5. AMEX Listing. From and after the date hereof, the Company shall use its commercially reasonable best efforts to maintain the listing of the Registrable Securities on the American Stock Exchange.

6. Voting. For so long as Investor shall be the record holder of all of the Initial Preferred Shares, Investor shall not vote, or cause to be voted, any Registrable Securities in favor of or against any proposal at any annual or special meeting of the shareholders of the Company; provided, however, that nothing contained in this Section 6 shall prohibit Investor from voting, or causing to be voted, all or any portion of the Initial Preferred Shares in favor of or against any proposal at any annual or special meeting of the shareholders of the Company.

7. Tax Return Preparation Expenses. For so long as Investor shall be the record holder of all or any portion of the Initial Preferred Shares, the Company shall reimburse Investor for all costs, fees and other expenses incurred by Investor in connection with the preparation of any federal and state tax returns of Investor.

8. Board of Directors. For so long as Investor shall be the record holder of at least forty percent (40%) of the Initial Preferred Shares, the Company shall, upon receipt of written notice from Investor, take all action necessary to cause the authorized number of members of the Board of Directors to be increased or decreased (as the case may be) to such number as Investor shall request in such written notice; provided, however, that the authorized number of members of the Board of Directors shall not be decreased to a number that is less than seven (7) (or such other minimum number of members of the Board of Directors required by the Articles of Incorporation, the Code of Regulations or applicable law); provided, further, that with respect to any increase in the authorized number of members of the Board of Directors, the holders of Series B Preferred Stock shall be entitled to fill that number of vacancies in the Board of Directors, if any, resulting therefrom necessary to comply with the provisions of Article Fourth paragraph (d)(5) of the Articles of Incorporation, and any remaining vacancies in the Board of Directors shall then be filled by the members of the Board of Directors in accordance with the provisions of the Code of Regulations.

9.       Miscellaneous.

         9.1. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding on, the respective permitted successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

         9.3. Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

         9.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         9.5. Notices. All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail, and shall be effective upon receipt. Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices shall be addressed as follows:

                  (a)      if to Investor, to

                                       CorrPro Investments, LLC
                                       750 N. St. Paul Street
                                       Suite 1200
                                       Dallas, Texas 75201
                                       Attention: James A. Johnson
                                       Facsimile No.: (214) 871-8799

                                       with a copy to

                                       Haynes and Boone, LLP
                                       901 Main Street, Suite 3100
                                       Dallas, Texas 75202
                                       Attention: Thomas H. Yang
                                       Facsimile No.: (214) 200-0641

                  (b)      if to the Company, to

                                       Corrpro Companies, Inc.
                                       1090 Enterprise Drive
                                       Medina, Ohio 44256
                                       Attention: John D. Moran, Esq.
                                       Facsimile No.: (330) 723-0244

                                       with a copy to:

                                       Hahn, Loeser & Parks, LLP
                                       3300 BP Tower
                                       200 Public Square
                                       Cleveland, Ohio 44114
                                       Attention: F. Ronald O'Keefe, Esq.
                                       Facsimile No. (216) 241-2824

         9.6. Assignment and Additional Parties. Each Holder of Registrable Securities shall be entitled to transfer or assign all or any portion of its rights under this Agreement, except the rights set forth in Sections 6 and 7 hereof, to any transferee or assignee of such Registrable Securities; provided, however, that such transferee or assignee shall have furnished to the Company, within ten (10) days after the date of such transfer or assignment, a confirming document substantially in the form attached hereto as Exhibit A. Upon execution of such confirming document, all the parties to this Agreement acknowledge and confirm that after the date of such confirming document (i) such transferee or assignee shall become a party to this Agreement and shall become a "Holder" for all purposes under this Agreement and (ii) any and all Registrable Securities that such transferee or assignee may hold at such time or acquire in the future shall have the rights and benefits as set forth in this Agreement.

         9.7. Amendment of Registration Rights. Except as otherwise expressly provided herein, this Agreement and any provision of this Agreement may be amended or modified only with the written consent of the Company and the Investor and, if any Holder is adversely affected by such amendment, the Holders of a majority of the Registrable Securities then outstanding. Any amendment or modification effected in accordance with this Section 9.7 shall be binding upon the Company, Investor and each other party to this agreement. By acceptance of the benefits under this Agreement, the Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         9.8. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.

         9.9. Entire Agreement. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement, the other Transaction Documents, the LOI, the Letter Agreement or the Confidentiality Agreement, or any documents, certificates, instruments or other writing contemplated thereby and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that this Agreement, the other Transaction Documents, the LOI, the Letter Agreement and the Confidentiality

Agreement supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement, the other Transaction Documents, the LOI, the Letter Agreement and the Confidentiality Agreement.

         9.10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         9.11. Interpretation. As used in this Agreement, (i) the term "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation"; (ii) "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to (A) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a Person or (B) direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (iv) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (v) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, subsection, paragraph, Schedule and Exhibit references are to the Articles, Sections, subsections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified; (vi) the word "or" shall not be exclusive; and (vii) all references in this Agreement to particular forms of registration statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         9.12. Other Remedies. In addition to those remedies specifically set forth herein, each party may proceed to protect and enforce its rights under this Agreement either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. No right or remedy conferred upon or reserved to any party under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement now and hereafter existing under applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      CORRPRO INVESTMENTS, LLC

                                      By: Wingate Partners III, L.P., its
                                          authorized member

                                      By: Wingate Management Company III, L.P.,
                                          its general partner

                                      By: Wingate Management Limited III, LLC,
                                          its general partner

                                      By: /s/ Jay I. Applebaum
                                          --------------------------------------
                                          Jay I. Applebaum
                                          Principal

                                      CORRPRO COMPANIES, INC.

                                      By: /s/ John D. Moran
                                          --------------------------------------
                                          John D. Moran
                                          Senior Vice President, General Counsel
                                          and Secretary

          SIGNATURE PAGE TO INVESTOR AND REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

        CONFIRMING DOCUMENT - INVESTOR AND REGISTRATION RIGHTS AGREEMENT

         The undersigned acknowledges and confirms that the undersigned agrees to be a party to and to be bound by, and hereby does become a party to and is bound by, that certain Investor and Registration Rights Agreement, dated as of March 30, 2004, by and between Corrpro Companies, Inc., an Ohio corporation, and CorrPro Investments, LLC, a Delaware limited liability company, as such agreement may be amended from time to time (as amended, the "Investor and Registration Rights Agreement"). The undersigned further acknowledges and confirms that after the date hereof the undersigned shall become a Holder (as defined in the Investor and Registration Rights Agreement) for all purposes under the Investor and Registration Rights Agreement and that any and all Registrable Securities (as defined in the Investor and Registration Rights Agreement) that the undersigned may hold at this time or acquire in the future shall be subject to all of the terms and conditions of the Investor and Registration Rights Agreement.

                                      __________________________________________
                                      [signature of record holder]

                                      __________________________________________
                                      [print full name of record holder]

                                      __________________________________________
                                      [date]